Exhibit 99.1
RESOLUTE ENERGY CORPORATION TO PRESENT AT THE FBR CAPITAL
MARKETS 2009 FALL INVESTOR CONFERENCE ON TUESDAY,
DECEMBER 1, 2009 AT 10:00 A.M. ET.
DENVER, CO — November 24, 2009 — Resolute Energy Corporation (“Resolute” or the “Company”) (NYSE: REN), announced today that it will present to attendees of the FBR Capital Markets 2009 Fall Investor Conference being held at the Grand Hyatt New York in New York, NY on Tuesday, December 1, 2009 at 10:00 A.M. ET. Resolute’s Chief Executive Officer, Nick Sutton and Chief Financial Officer, Ted Gazulis will present.
The presentation will be webcast and can be accessed on Resolute’ website at http://www.rnrc.net/inv_overview.html. To listen to the webcast, please visit the investor relations website at least 15 minutes prior to the beginning of the scheduled presentation to register, download and install necessary multimedia streaming software. For those who cannot listen to the live broadcast, a replay will be available after the presentation and will run for 90 days.
About Resolute Energy Corporation
Resolute is an independent oil and gas company engaged in the acquisition, exploitation and development of oil and gas properties. The company operates producing properties in Utah, Wyoming and Oklahoma. In addition, Resolute owns exploration properties in Wyoming and Alabama.
Contact:
Nevin Reilly
Sloane & Company
212-446-1893
nreilly@sloanepr.com
OR
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com